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                                                                     EXHIBIT 4.3

          THIS WARRANT CERTIFICATE (I) CANNOT BE TRANSFERRED OR EXCHANGED UNTIL FIVE BUSINESS DAYS FOLLOWING THE EARLIER TO OCCUR OF THE EXPIRATION OR TERMINATION OF THE UNDERWRITERS' OPTION TO PURCHASE UP TO 1,687,500 ADDITIONAL UNITS TO COVER OVER-ALLOTMENTS OR THE EXERCISE IN FULL BY THE UNDERWRITERS OF SUCH OPTION (THE "DETACHMENT DATE") UNLESS INCLUDED WITH A SHARE OF COMMON STOCK OF GRANAHAN MCCOURT ACQUISITION CORPORATION AS PART OF A UNIT AND (II) CANNOT BE EXERCISED IN WHOLE OR IN PART UNTIL THE LATER OF THE COMPANY'S COMPLETION OF A BUSINESS COMBINATION AND [___________], 2007.

                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN.

                         Warrant Certificate evidencing
    Warrants to Purchase Common Stock, par value $.0001, as described herein.

                    GRANAHAN MCCOURT ACQUISITION CORPORATION

No. ___________                                          CUSIP No. 385034 11 1

         VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON [_________], 2010,
                           OR UPON EARLIER REDEMPTION

          This certifies that ________________________, or its registered assigns, is the registered holder of _____________________ warrants to purchase certain securities (each a "WARRANT"). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Granahan McCourt Acquisition Corporation, a Delaware corporation (the "COMPANY"), one share of the Company's Common Stock (each a "SHARE"), at the Exercise Price set forth below. The exercise price of each Warrant (the "EXERCISE PRICE") shall be $6.00 initially, subject to adjustments as set forth in the Warrant Agreement.

          Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole, but not in part, at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the "EXERCISE PERIOD") commencing on the later of the Company's completion of a Business Combination (as defined below) and [_________], 2007 and ending at 5:00 P.M., New York City time, on the earlier to occur of [___________], 2010 or the Redemption Date (the "EXPIRATION DATE"). Each Warrant remaining unexercised after 5:00 P.M., New York City time on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

          The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York City time, on

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any Business Day during the Exercise Period (the "EXERCISE DATE") to Continental
Stock Transfer & Trust Company (the "WARRANT AGENT", which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at 17 Battery Place, New York, NY 10004, (i) this Warrant Certificate, (ii) an election to purchase ("ELECTION TO PURCHASE"), properly executed by the holder hereof on the reverse of this Warrant
Certificate (the "PARTICIPANT") substantially in the form included on the reverse of hereof, as applicable and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds[; PROVIDED, HOWEVER, that the holder of this Warrant Certificate may, in lieu of payment of the Exercise Price, surrender its Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the surrendered Warrants, multiplied by the difference between the Fair Market Value (defined below) and the Exercise Price by (y) the Fair Market Value. The "FAIR MARKET VALUE" shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the 3rd trading day prior to the date on which the Election to Purchase is sent to the Warrant Agent](1). If any of (a) this Warrant Certificate, (b) the Election to Purchase, or (c) the Exercise Price therefor
[or surrendered Warrants](2), is received by the Warrant Agent after 5:00 P.M., New York City time, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the date such items are received and such date shall be the Exercise Date for purposes hereof. If the date such items are received is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day and such date shall be the Exercise Date. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

          As used herein, the term "BUSINESS DAY" means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York City.

          As used herein, the term "BUSINESS COMBINATION" shall mean the acquisition, or acquisition of control, by the Company of one or more assets or operating businesses in the telecommunications and media industries (collectively, the "TARGET BUSINESS"), through a merger, capital stock exchange, asset or stock acquisition or other similar business combination having collectively, a fair market value (as calculated in accordance with the Company's Fourth Amended and Restated Certificate of Incorporation) of at least 80% of the Company's net assets (excluding the Underwriters' (as defined in the Warrant Agreement) deferred discount) at the time of such acquisition

----------
(1) To be included only in Warrant Certificates representing Warrants issued in the private placement.

(2) To be included only in Warrant Certificates representing Warrants issued in the private placement.

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          Warrants may be exercised only in whole numbers of Warrants. No fractional shares of Common Stock are to be issued upon the exercise of any Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Registered Holder.

          Notwithstanding the foregoing, the Company shall not be obligated to deliver any Shares pursuant to the exercise of a Warrant and shall have no obligation to settle a Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Shares is effective and a current prospectus is on file with the Commission. In the event that a registration statement with respect to the Shares underlying a Warrant is not effective under the Securities Act or a current prospectus is not on file with the Commission, the holder of such Warrant shall not be entitled to exercise such Warrant. Notwithstanding anything to the contrary in the Warrant Agreement (as defined below) and this Warrant Certificate, under no circumstances will the Company be required to net cash settle a Warrant exercise. Warrants may not be exercised by, or Shares issued to, any registered holder in any state in which such exercise or issuance would be unlawful. For the avoidance of doubt, as a result of Section 3.3.3 of the Warrant Agreement and the foregoing, any or all of the Warrants may expire unexercised.

          This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of [________], 2006 (the "WARRANT AGREEMENT"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 179 Stony Brook Road, Hopewell, NJ 08525.

          At any time during the Exercise Period, the Company may, at its option, redeem all (but not part) of the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant Agreement (the "REDEMPTION NOTICE"), at the price of $0.01 per Warrant (the "REDEMPTION PRICE"); PROVIDED, that the last sales price of the Shares has been at least $11.50 per Share (subject to adjustment as provided in the Warrant Agreement), on any twenty (20) trading days within a thirty (30) trading day period ending on the third Business Day prior to the date on which the Redemption Notice is given. In the event the Company shall elect to redeem all of the then outstanding Warrants, the Company shall fix a date for such redemption (the "REDEMPTION DATE"); PROVIDED, that such date shall occur prior to the expiration of the Exercise Period. The Warrants may be exercised in accordance with the terms of this Agreement at any time after a Redemption Notice shall have been given by the Company; PROVIDED, HOWEVER, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; PROVIDED, FURTHER, that all rights whatsoever with respect to the Warrants shall cease on the Redemption Date, other than to the right to receive the Redemption Price.

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          The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder's right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

          The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to
Section 4 of the Warrant Agreement.

          Prior to the Detachment Date, the Warrants represented by this Warrant Certificate may be exchanged or transferred only together with the Shares to which such Warrant is attached (together, a "UNIT"), and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Unit. Additionally, prior to the Detachment Date, each transfer of such Unit on the register of the Units shall operate also to transfer the Warrants included in such Units. From and after the Detachment Date, the above provisions shall be of no further force and effect. Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

          Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

          The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced hereby.

          THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

          This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent.

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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of ________ __, 2006

                               Granahan McCourt Acquisition Corporation


                               ______________________   ______________________
                               Secretary                Chairman of the Board

Countersigned and Registered:

Continental Stock Transfer & Trust Company,
   Warrant Agent


By: _______________________________________
               Authorized Officer

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                                    [REVERSE]

                      INSTRUCTIONS FOR EXERCISE OF WARRANT

          To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York City time, on the specified Exercise Date, deliver to the Warrant Agent at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City of New York cash, a certified or official bank check or a wire transfer in immediately available funds, in each case payable to the Warrant Agent at Account No. ____, in an amount equal to the Exercise Price in full for the Warrants exercised[; PROVIDED, HOWEVER, that the holder of this Warrant Certificate may, in lieu of payment of the Exercise Price for the Warrants, surrender its Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the surrendered Warrants, multiplied by the difference between the Fair Market Value and the Exercise Price by (y) the Fair Market Value](3). In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

                              ELECTION TO PURCHASE
                    TO BE EXECUTED IF WARRANT HOLDER DESIRES
                    TO EXERCISE THE WARRANTS EVIDENCED HEREBY

          The undersigned hereby irrevocably elects to exercise, on __________, ____ (the "EXERCISE DATE"), _____________ Warrants, evidenced by this Warrant Certificate, to purchase, _________________ of the shares of Common Stock (each a "SHARE") of Granahan McCourt Acquisition Corporation, a Delaware corporation (the "COMPANY"), and represents that, on or before the Exercise Date, such holder has tendered payment for such Shares by cash, certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, in the amount of $_____________ in accordance with the terms hereof[ or, at the election of the holder, the holder (in lieu of payment of the Exercise Price for the Warrants) has surrendered Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the surrendered Warrants, multiplied by the difference between the Fair Market Value and the Exercise Price by (y) the Fair Market Value in accordance with the terms hereof](4). The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

          If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

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(3)  To be included only in Warrant Certificates representing Warrants issued in the private placement.

(4) To be included only in Warrant Certificates representing Warrants issued in the private placement.

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Dated:  ______________ __, ____

Name ___________________________________   (Please Print)

/_/_/_/_-_/_/_/_-_/_/_/_/_/_____________
(Insert Social Security
or Other Identifying Number of Holder)     Address _____________________________

                                                   _____________________________


Signature ______________________________

          This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

          By hand at:

          By mail at:

          The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

          (Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares are to be
registered if other than in the name of
the registered holder of this Warrant
Certificate:                               _____________________________________

Address to which Shares are to be mailed
if other than to the address of the
registered holder of this Warrant
Certificate as shown on the books of the
Warrant Agent:                             _____________________________________
                                           (Street Address)

                                           _____________________________________
                                           (City and State) (Zip Code)

Name in which Warrant Certificate
evidencing unexercised Warrants, if any,
are to be registered if other than in the
name of the registered holder of this
Warrant Certificate:                       _____________________________________

Address to which certificate representing unexercised Warrants, if any, are to be

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mailed if other than to the address of
the registered holder of this Warrant
Certificate as shown on the books of the
Warrant Agent:                             _____________________________________
                                           (Street Address)

                                           _____________________________________
                                           (City and State) (Zip Code)

                                           Dated:


                                           _____________________________________
                                           Signature

                                           SIGNATURE MUST CONFORM IN ALL
                                           RESPECTS TO THE NAME OF THE HOLDER AS
                                           SPECIFIED ON THE FACE OF THIS WARRANT
                                           CERTIFICATE. IF SHARES, OR A WARRANT
                                           CERTIFICATE EVIDENCING UNEXERCISED
                                           WARRANTS, ARE TO BE ISSUED IN A NAME
                                           OTHER THAN THAT OF THE REGISTERED
                                           HOLDER HEREOF OR ARE TO BE DELIVERED
                                           TO AN ADDRESS OTHER THAN THE ADDRESS
                                           OF SUCH HOLDER AS SHOWN ON THE BOOKS
                                           OF THE WARRANT AGENT, THE ABOVE
                                           SIGNATURE MUST BE GUARANTEED BY AN
                                           ELIGIBLE GUARANTOR INSTITUTION (AS
                                           THAT TERM IS DEFINED IN RULE 17AD-15
                                           OF THE SECURITIES EXCHANGE ACT OF
                                           1934, AS AMENDED).

SIGNATURE GUARANTEE

Name of Firm ___________________________
Address ________________________________
Area Code
   and Number __________________________


Authorized
   Signature ___________________________
Name ___________________________________
Title __________________________________
Dated: __________________________, 20___

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                                   ASSIGNMENT

              (FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER
                 DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

     FOR VALUE RECEIVED, _________________ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO _______________________________________________________________

________________________________________   _____________________________________
(Please print name and address             (Please insert social security or
including zip code of assignee)            other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ____________ Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:


                                           _____________________________________
                                                         Signature

                                           (SIGNATURE MUST CONFORM IN ALL
                                           RESPECTS TO THE NAME OF THE HOLDER AS
                                           SPECIFIED ON THE FACE OF THIS WARRANT
                                           CERTIFICATE AND MUST BEAR A SIGNATURE
                                           GUARANTEE BY AN ELIGIBLE GUARANTOR
                                           INSTITUTION (AS THAT TERM IS DEFINED
                                           IN RULE 17AD-15 OF THE SECURITIES
                                           EXCHANGE ACT OF 1934, AS AMENDED).

SIGNATURE GUARANTEE

Name of Firm ___________________________
Address ________________________________
Area Code
   and Number __________________________

Authorized
   Signature ___________________________
Name ___________________________________
Title __________________________________
Dated: __________________________, 20___